EXHIBIT 32.       Section 1350 Certification

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Eli Lilly and Company, an Indiana corporation (the “Company”), does hereby certify that, to the best of their knowledge:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date October 31, 2003	/S/ Sidney Taurel

Sidney Taurel
Chairman of the Board, President, and Chief Executive Officer

Date October 31, 2003	/S/ Charles E. Golden

Charles E. Golden
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Eli Lilly and Company and will be retained by Eli Lilly and Company and furnished to the Securities and Exchange Commission or its staff upon request.